Exhibit 99.4

745 Seventh Avenue New York, NY 10019 United States

August 13, 2014

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated June 22, 2014, to the Board of Directors of Wisconsin Energy Corporation (the “Company”), as an Annex to the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of the Company, as filed by the Company on August 13, 2014 (the “Registration Statement”), relating to the proposed business combination transaction between the Company and Integrys Energy Group, Inc. and (ii) the references to such opinion and our firm in the Registration Statement under the headings “SUMMARY—Opinions of Financial Advisors—Opinion of Wisconsin Energy’s Financial Advisor”, “SUMMARY—Treatment of Integrys’ Existing Debt; Financing”, “RISK FACTORS—Risks Related to the Merger—The fairness opinions obtained by the Wisconsin Energy Board and the Integrys Board from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger”, “THE MERGER—Background of the Merger”, “THE MERGER—Recommendations of the Wisconsin Energy Board of Directors and Wisconsin Energy’s Reasons for the Merger—Other Considerations—Opinion of Wisconsin Energy’s Financial Advisor”, “THE MERGER—Certain Unaudited Prospective Financial Information Utilized by Wisconsin Energy and Integrys—Wisconsin Energy Unaudited Prospective Financial Information”, “THE MERGER—Opinions of Financial Advisors—Opinion of Wisconsin Energy’s Financial Advisor”, “THE MERGER—Treatment of Integrys’ Existing Debt; Financing”, and “THE WISCONSIN ENERGY SPECIAL MEETING—Recommendations of the Board of Directors of Wisconsin Energy”.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ BARCLAYS CAPITAL INC.